Exhibit 10.176

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made as of April 25, 2018 by and between Twinlab Consolidated Holdings, Inc., a Nevada corporation, whose address is 632 Broadway, Suite 201, New York, NY 10012, and Twinlab Consolidation Corporation, a Delaware corporation (collectively, together with its subsidiaries and affiliates, the “Company”) and Naomi L. Whittel, whose address is as currently reflected in the Company’s personnel records (“Executive”).

BACKGROUND

Executive has been employed as the Chief Executive Officer and President of the Company.

Executive resigned her employment with the Company effective April 25, 2018. The Company and Executive (collectively, the “Parties” and each, without distinction, a “Party”) have mutually agreed that, pursuant to such resignation, Executive will resign from all positions with the Company, including as a Director on the Company’s Board of Directors, and have agreed to release each other from any and all claims arising from or related to that employment relationship.

NOW, THEREFORE, in consideration of this Agreement and the mutual promises set forth in this Agreement, the Parties agree as follows:

TERMS AND CONDITIONS

Article 1
EMPLOYMENT SEPARATION, PAYMENTS AND RESIGNATION

1.1     Separation From Employment. Executive resigned her employment with the Company as of April 25, 2018 (the “Separation Date”). Effective as of the Separation Date, Executive resigns (a) from every office of the Company held by Executive, (b) as a director of the Company and/or its related entities and (c) if applicable, as trustee of any 401(k) plan of the Company. Executive agrees to cooperate with the Company and take all steps reasonably necessary to effectuate such resignations. The Company shall pay Executive’s salary compensation for days worked through the Separation Date, subject to withholding and payable in accordance with the Company’s payroll practices. The Executive forfeits any vacation pay entitlement on the Company’s books as of the Separation Date.

1.2     Publicity Rights. No later than 15 days from the date of the execution of this Agreement, the Company will cease to use, and will no longer have any rights in or to, Executive’s Publicity Rights (as defined in Section 8(i) of Executive’s Employment Agreement) including the removal of all references, images and content associated with Executive from the Company’s websites, social media, blogs, and all other marketing material.  Subject to the foregoing, Executive retains all rights to Executive’s name, personal likeness, publicity rights, Glow15, websites and social media accounts including www.naomiwhittel.com; Facebook.com/NaomiWhittel; Instagram.com/NaomiWhittel; Twitter.com/NaomiWhittel; Youtube.com/NaomiWhittel; Pintrist.com/NaomiWhittel; Facebook.com/Glow15book; Facebook Groups WETRIBE and Glow15 course; the Glow15 book; www.Glow15.com; www.Glow15book.com;  www.Glow15course.com; www.Glow15quiz.com; www.Glowquiz.com; www.Glow15kitchen.com; wwwGlow15workshop.com; www.naomi.media; www.naomione.com; www.theagequiz.com; www.theGlow15book.com; www.fatsiq.com; www.fatburnerquiz.com.

1.3     Conflict with Other Agreements. In the event of any conflict of the provisions between this Agreement and the terms and conditions of: (a) that certain Employment Agreement between Executive and the Company made as of March 16, 2016 (the “Employment Agreement”), (b) the Company’s 2013 Stock Incentive Plan (the “Stock Plan”); and (c) award and/or purchase agreements entered into between the Company and Executive under the Stock Plan, if any (together with the Employment Agreement, the “Other Agreements”), the terms and conditions set forth in this Agreement shall control.

1.4     Acknowledgements. (a) Except as provided in this Agreement, the Parties acknowledge and agree that the Company and its affiliates are not, and shall not after the Separation Date, be eligible for any additional payment by the Executive and her related entities. (b) Except as provided in this Article 1, the Parties acknowledge and agree that Executive is not, and shall not after the Separation Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company. Executive further agrees that her continuing obligations arising under the Employment Agreement and the Unit Purchase Agreement between her, Robert Whittel and the Company dated September 2, 2014 (the “Unit Purchase Agreement”) remain in full force and effect; including the restrictive covenant set forth in Section 6.06 of the Unit Purchase Agreement. The restrictive covenant set forth in Section 6.06 of the Unit Purchase Agreement and the restrictive covenant set forth in Section 6(d) of the Employment Agreement shall each remain in effect for the respective terms stated in each of those agreements. Executive agrees to return to the Company’s office in Boca Raton, Florida, all Company documents and materials, apparatus, equipment and other physical property in Executive’s possession within fifteen (15) business days of her execution of this Agreement. Executive or her designated representative shall be permitted access to her office within fifteen (15) days to retrieve her personal property, at a date and time agreed to by the Company.

1.5     Company Stock. Executive is currently the owner or beneficial owner of 3,000,000 shares of the Company’s common stock. Effective as of the Separation Date, Executive does hereby irrevocably sell, assign and transfer all right, title and interest in and to shares of the Company’s common stock (the “Surrendered Shares”) to the Company free and clear of any mortgage, pledge, lien, encumbrance, charge, security, security interest or other claim against title and hereby appoints the Company’s transfer agent to transfer the Surrendered Shares on the books of the Company with full power of substitution in the premises together with such other documents, certificates, affidavits and instruments as are required by this Agreement or reasonably required by the Company. The Company shall not be required to pay Executive any purchase price for the Surrendered Shares, provided, however, Executive shall be permitted to value the Surrendered Shares for accounting purposes at the same basis at which Executive received the Surrendered Shares ($0.22 per share). As a result of such surrender and transfer, the Parties hereto agree and affirm that Executive shall have absolutely and irrevocably released any and all of Executive’s interests in all of the Surrendered Shares. Concurrently with the execution of this Agreement, Executive shall deliver to the Company stock certificates which represent the Surrendered Shares and will execute a stock power if requested by the Company. Executive confirms to the Company that Executive is not entitled to or a party to any: (a) subscriptions, options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require or obligate the Company or any of the Company’s subsidiaries or affiliates, on a contingent basis or otherwise, to issue, sell or otherwise cause to become outstanding, or to acquire, repurchase, retire or redeem, any equity or debt interest in the Company or any of the Company’s subsidiaries or affiliates or (b) stock appreciation, phantom stock, rights of first refusal, preemptive rights, conversion rights, profit participation or similar rights or equity-linked awards of the Company or any of the Company’s subsidiaries or affiliates. Executive forfeits any other rights to any equity interests, including but not limited to those set forth in Section 2(b)(iv) of the Employment Agreement.

1.6     Standstill. Executive agrees that, until October 9, 2019, neither Executive nor any of Executive’s affiliates or representatives acting on Executive’s behalf or on behalf of other persons acting in concert with Executive will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under Securities Exchange Act of 1934, as amended) with respect to the Company or otherwise act in concert with any person in respect of any securities of the Company; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, the Board or policies of the Company or to obtain representation on the Board; (d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Executive also agrees during such period not to request (in any manner that would reasonably be likely to cause the Company to disclose publicly) that the Company or any of its representatives, directly or indirectly, amend or waive any provision of this paragraph (including this sentence).

1.7     Cooperation and Assistance. Following the Separation Date, Executive agrees to furnish up to five (5) hours of her time telephonically, and during normal business hours at mutually agreeable dates and times, such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Executive had knowledge during her employment with the Company. Such five hours of telephonic time shall be inclusive of any time the Company wishes for the Executive to be reasonably available to assist the Company in matters relating to the transition of her prior duties to other Executives of the Company (including her successor). The Company shall reimburse Executive for the reasonable documented out-of-pocket expenses incurred by her in providing such cooperation and assistance; provided that any such expense exceeding Five Hundred Dollars ($500) shall require the advance consent of the Chairman of the Audit Committee of the Board. Any services rendered by Executive pursuant to this Section shall be governed by the applicable terms and conditions of the Employment Agreement regarding confidentiality.

1.8     Statement Regarding Resignation; SEC Matters. The Parties will issue a joint press release regarding Executive’s resignation. Executive acknowledges that Company is obligated to report her separation of employment with the Company on a Form 8-K filed with the United States Securities and Exchange Commission (the “8-K”). Executive will provide reasonable cooperation with the Company in providing information with respect to all reports required to be filed by the Company with the SEC as they relate to required information with respect to Executive. Further, Executive will remain in compliance with the terms of the Company’s insider trading policy with respect to purchases and sales of the Company’s securities. Executive acknowledges and agrees that the Company may be required to file a copy of this Agreement with the SEC.

1.9     Payments by Executive. Executive will pay the following amounts:

(a)     Executive will reimburse the Company (or its applicable affiliate) in full for any Glow 15 books returned to the Company or an affiliate by GNC, as well as any related shipping charges. Such reimbursements shall be made within 30 days of a demand by the Company. Executive shall be permitted to coordinate and cooperate with GNC in developing programs and initiatives to ensure sell-through of the Glow15 books. The Company agrees not to take any action or otherwise encourage GNC to return any Glow15 books.

(b)     Executive will directly pay in full, or reimburse the Company for, any invoices to purchase any Glow 15 books currently stored in the Company’s Utah warehouse facility (not including books that are listed in Article 1.9(a)) (as well as related shipping charges). Such payments shall be made within 30 days of a demand by the Company, and Executive must promptly provide proof of payment to the Company. Executive will direct where such books should be shipped and will pay for the cost of the shipping. Executive represents and warrants that, except as to commitment referenced in subsection (a), there are no outstanding commitments by the Company to purchase copies of the Glow 15 book. If this representation is inaccurate, Executive will pay for any such commitments within 30 days of a demand by the Company.

(c)     Within 30 days of her execution of this Agreement, Executive will pay $103,037 to the Company (or its affiliate, as directed by the Company) towards amounts paid to Ecommerce Consulting and SKAD Media by the Company or its affiliates. Executive will also pay any outstanding and/or future invoices received by the Company or its affiliates from these companies (to the extent not already included in the calculation of the $103,037 amount) relating to work performed prior to the Separation Date and/or any notice period required to terminate the engagements with these companies.

1.10     Sales of Products. In addition, the Parties agree:

(a)     The Company will process orders presented to it, and use its best efforts to ship related items, resulting from the Glow15 course webinar recently conducted by Executive. The Company will retain all associated revenue for orders through the later of April 30, 2018 or until Executive has her e-commerce solution. The Company currently has estimated “kit” inventory of 2,500 card sets, 159 workbooks, and 2,246 printed boxes. All pending unfilled customer orders arising from the Glow15 course webinar will be shipped no later than the close of business April 26, 2019 to customers who purchased the program. On April 30, 2018, any “kit” inventory that is not utilized will be invoiced (including shipping if applicable) to Executive at the Company’s cost of each “kit”. Executive will provide direction on where to ship those materials.

(b)     The Company will afford Executive the opportunity to continue to sell products of the Company and its affiliates (“Company Products”) on the websites of the companies with whom she is associated. In addition, Executive may sell through direct to consumer marketing, digital sales, email campaigns, speeches, podcasts, webinars, radio, docuseries, television, interviews, media, etc. The Company will provide Company products for Executive to sell at the cost and terms that would otherwise be paid by GNC to the Company or its affiliate for such products. So long as the Company Products are being offered for sale on the websites referred to in the first sentence of this subsection (b), or until October 9, 2019, whichever occurs first (the “Company Product Timeframe”), Executive will not directly or indirectly sell, and will not permit her associated companies to directly or indirectly sell, any products that compete (as defined in Section 6.06 of the Unit Purchase Agreement and Section 6(d) of the Employment Agreement) with the Company Products without the prior written consent of the Company. If the Company is unable to fulfill an order within 15 calendar days of a request, Executive may substitute a similar product (the “Substitute Products”) but will pay a commission to the Company equal to 7% of net sales (i.e., computed in accordance with GAAP) until the expiration of the Company Product Timeframe. Upon request, Executive will provide within 45 days following the close of the calendar quarter a list of Substitute Products sold during the preceding calendar quarter containing the number of units sold, and the amount of net sales computed in accordance with GAAP. Within 5 business day of the execution of this Agreement, the Company shall (a) cause the ownership of and all access to the active campaign platform account to be transferred to Executive, (b) cause the ownership of and all access to the Naomi Whittel google analytics account(s) currently owned or registered to Andrew Goldman to be transferred to naomiwhittel@gmail.com, and (c) deliver to Executive all footage from the Glow15 workshop videos. Within 30 calendar days of the execution of Agreement, the Company shall transfer ownership of the trademarks for Powerphenols and autophatea to Executive.

ARTICLE 2
RELEASES AND NON-DISPARAGEMENT

2.1     Executive Release of Claims. In consideration for the separation consideration set forth in this Agreement, Executive, on behalf of herself and the Executive’s Released Parties (as defined below), hereby fully and forever releases the Company and the Company’s respective past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor entities and assigns, attorneys and insurers (the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred through the date that Executive signs this Agreement, including, without limitation, any and all claims:

(a)     which arise out of, result from, or occurred in connection with Executive’s employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, or any events occurring prior to the execution of this Agreement;

(b)     for wrongful discharge, discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment;

(c)     for a violation of any federal, state or municipal statute, regulation or ordinance relating to employment, including, without limitation, (i) Title VII of the Civil Rights Act of 1964, as amended, (ii) the Civil Rights Act of 1866, as amended, (iii) the Civil Rights Act of 1991, as amended, (iv) the Employee Retirement and Income Security Act of 1974, as amended, (v) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including without limitation, the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (vi) the Americans with Disabilities Act of 1990, as amended, and (vii) all claims arising out of the Florida Civil Rights Act, the Florida Private Sector Whistleblower Act, all as amended together with all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;

(d)     for back pay or other unpaid compensation;

(e)     relating to equity of the Company; and/or

(f)     for attorneys’ fees and costs.

To the fullest extent permitted by law, the Executive’s Released Parties will not take any action that is contrary to the promises they have made in this Agreement. The Executive’s Released Parties represent that they have not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties. The Executive’s Released Parties state that they know of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation. The Executive’s Released Parties further agree they shall not receive any monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by them or any governmental agency, other person or group. The Executive’s Released Parties hereby agree that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released; provided that nothing in the Agreement prevents the Executive’s Released Parties from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder and nothing in the foregoing shall prevent Executive from commencing an action or proceeding to enforce Executive’s rights arising under this Agreement or a claim for indemnification to which Executive is entitled as a current or former officer of the Company, or inclusion as a beneficiary of any insurance policy related to Executive’s service in such capacity.

2.2     Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that she is waiving and releasing any rights she may have under the OWBPA, the ADEA, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least twenty-one (21) days within which to consider this Agreement and that if she signed this Agreement before expiration of that twenty-one (21) calendar day period, she did so knowingly and voluntarily and with the intent of waiving her right to utilize the full twenty-one (21) calendar day consideration period; and (c) she has seven (7) days following her execution of this Agreement to revoke the Agreement (the “Revocation Period”). Communication of any such revocation by Executive to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and shall be addressed to the Company at its principal corporate offices to the attention of the Chairman of the Company’s Board. This Agreement shall not be effective until the Revocation Period has expired.

2.3     No Admission of Liability. Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of any signatory to this Agreement. This Agreement’s execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement and/or the Employment Agreement.

2.4     Non-Disparagement.

(a)     Each Party covenants and agrees that such Party shall not directly or indirectly make or cause to be made any statements, observations, opinions or communicate any information (whether in written or oral form) to third parties that defame, slander or are likely in any way to harm the reputation of the other Party or any of its/her subsidiaries, affiliates, directors, or officers or tortiously interfere with any of the other Party’s respective business relationships. The Company agrees to use commercially reasonable efforts to cause the Company’s directors, other executive officers, and employees to comply with the terms and conditions of this Section 2.4(a).

(b)     In the event that either Party is required by law, ordered by a court of competent jurisdiction or compelled by subpoena to disclose any information on the other Party, such Party may disclose that information without liability under Section 2.4(a); provided, however, that the disclosing Party gives the other Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

(c)     Each Party understands and agrees that any violation of the covenant contained in Section 2.4(a) will result in irreparable damage to the other Party and that the other Party could not be reasonably or adequately compensated in damages in an action at law for breach of the Party’s obligations under Section 2.4(a). Accordingly, each Party specifically acknowledges and agrees that the other Party shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of Section 2.4(a). This provision with respect to injunctive relief shall not, however, diminish the right of the Party to claim and recover damages or other remedies in addition to equitable relief. In addition, each Party agrees that should it become necessary for the other Party to enforce any of the covenants contained in this Section 2.4 through any legal, administrative or alternative dispute resolution proceeding, the Party breaching any of the covenants shall reimburse the other Party for any and all reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) incurred by such Party in successfully enforcing such covenants and/or prosecuting any such proceeding or appeal therefrom to successful conclusion.

2.5     Company Release of Claims. In consideration for the obligations of Executive set forth in this Agreement and Executive’s release of claims, the Company on behalf of itself and its respective past and present officers, directors, executives, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor entities and assigns, attorneys and insurers (the “Company Releasing Parties”) hereby fully and forever release Executive, her spouse, and their heirs, executors, legal representatives, and assigns and those companies in which Executive has a controlling ownership interest (which include Naomi Whittel Brands, LLC, W Products Limited, LLC, The Real Skinny on Fat, LLC, W Skincare, LLC, Sweet Blessed Bee Magic, LLC, d/b/a Medicine Mama’s Apothecary) (collectively, the “Executive’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company Releasing Parties may possess arising from any omissions, acts or facts that have occurred up until and including the date that the Company signs this Agreement. This release does not extend to any obligations incurred or specified under this Agreement or any of Executive’s continuing obligations or any violation of a confidentiality, nonsolicitation or noncompetition obligation. The Company Releasing Parties hereby irrevocably covenant to refrain from directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Executive’s Released Parties, based upon any matter purported to be released hereby including, without limitation, any and all claims:

(a)     which arise out of, result from, or occurred in connection with Company Releasing Parties’ employment of Executive, the termination of that employment relationship, any events occurring in the course of that employment, or any events occurring prior to the execution of this Agreement;

(b)     for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment;

(c)     for a violation of any federal, state or municipal statute, regulation or ordinance relating to employment, including all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; and

(d)     for attorneys’ fees and costs.

To the fullest extent permitted by law, Company Releasing Parties will not take any action that is contrary to the promises they have made in this Agreement. Company Releasing Parties represent that they have not filed any lawsuit, arbitration, or other claim against any of the Executive’s Released Parties. Company Releasing Parties state that they know of no violation of state, federal, or municipal law or regulation by any of the Executive’s Released Parties, and know of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation. Company Releasing Parties further agree they shall not receive any monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Company Releasing Parties or any governmental agency, other person or group. Company Releasing Parties hereby agree that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released; provided that nothing in the Agreement prevents the Company Releasing Parties from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder and nothing in the Agreement shall prevent Company Releasing Parties from commencing an action or proceeding to enforce Company Releasing Parties’ rights arising under this Agreement.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of Executive. Executive warrants and represents to the Company that Executive: (a) has been advised to consult with legal counsel in entering into this Agreement; (b) has entirely read this Agreement; (c) has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims; (d) has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement; (e) is the only person (other than her heirs) who is or may be entitled to receive or share in any damages or compensation on account of or arising out of her relationship with, or providing services to, the Company or any of its affiliated entities, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement; (f) understands and agrees that in the event any injury, loss, or damage has been sustained by her which is not now known or suspected, or in the event that any loss or damage now known or suspected has consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; (g) expressly acknowledges that her entry into this Agreement is in exchange for consideration in addition to anything of value to which Executive is already entitled; (h) has good and marketable title to the Surrendered Shares, free and clear of any mortgage, pledge, lien, encumbrance, charge, security, security interest or other claim against title, other than general restrictions under federal and state securities laws; and (i) except for this Agreement and the Other Agreements, is not a party to any agreement with the Company or any of its subsidiaries or affiliates.

3.2     Representations and Warranties of Company: The Company warrants and represents to the Executive that it: (a) has entirely read this Agreement; (b) has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims; (c) has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement; (d) is the only person or entity who is or may be entitled to receive or share in any damages or compensation on account of or arising out of relationship of Company and any affiliated entity with the Executive, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement; (e) understands and agrees that in the event any injury, loss, or damage has been sustained by Company which is not now known or suspected, or in the event that any loss or damage now known or suspected has consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; (f) expressly acknowledges that Company’s entry into this Agreement is in exchange for consideration in addition to anything of value to which Company is already entitled; and (g) except for this Agreement and the Other Agreements, is not a party to any agreement with the Executive or any of her affiliates.

3.3     Authority. Each Party represents and warrants to the other that such Party has the capacity to act on her/its own behalf and on behalf of all who might claim through it/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that such Party has not assigned any claim released under this Agreement, and there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

3.4     No Other Representations. Neither Party has relied upon any representations or statements made by other Party hereto which are not specifically set forth in this Agreement.

Article 4
MISCELLANEOUS

4.1     Disclosure of this Agreement. Subject to the provisions of Sections 1.8 and 1.10(b), neither Executive nor the Company or its employees will publicize in any newspaper, electronic media, or other public or private forum (such as “blogs,” job satisfaction websites, Facebook, Twitter or bulletin boards), the terms of this Agreement. Notwithstanding the foregoing sentence, (a) the Company may issue the joint press release referenced in Section 1.8, (b) Executive and the Company may disclose this Agreement to their respective attorneys and accountants, and to governmental agencies including, but not limited to, the Internal Revenue Service, if so requested or required, (c) Executive and the Company may disclose this Agreement as may be required by law, subpoena or in answer to interrogatories or other discovery requests, (d) the Company may disclose this Agreement to any third parties who owe a duty of confidentiality to the Company and (e) the Company may disclose this Agreement as required by law, rule or regulation (including but not limited to by attaching this Agreement to, and disclosing this Agreement and the contents thereof in, any filings that the Company makes with the SEC; provided, however, that the Company agrees to state in the Current Report on Form 8-K filed with the SEC to announce the Executive’s departure that the Executive resigned to pursue other opportunities).

4.2     Severability. This Agreement shall be enforceable to the fullest extent permitted by law. If any provision is held to be unenforceable, then such provision will be construed or revised in a manner so as to permit its enforceability to the fullest extent permitted by applicable law. If such provision cannot be reformed in that manner, such provision will be deemed to be severed from this Agreement, but every other provision of this Agreement will remain in full force and effect.

4.3     Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive’s relationship with the Company and her compensation by the Company, including, without limitation, the Employment Agreement, except for any continuing obligations of Executive under the Employment Agreement that do not conflict with the terms and conditions of this Agreement, which shall continue in full force and effect. This Agreement may only be amended by a writing signed by Executive and the Company.

4.4     Assignment. This Agreement may not be assigned by Executive without the prior written consent of the other party. The Company may assign this Agreement without Executive’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company. This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

4.5     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement, and consents to the laying of venue in such courts. EACH OF THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. In addition, should it become necessary for any party to seek to enforce any of the covenants contained in this Agreement through any legal, administrative or alternative dispute resolution proceeding, the prevailing party shall reimburse the other for its reasonable fees and expenses (legal costs, attorney’s fees and otherwise) related thereto.

4.6     Counterparts/ Facsimile Signature. This Agreement may be executed in one or more counterparts and by email/facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

Each Party has executed this Agreement as of the date set forth below.

Twinlab Consolidated Holdings, Inc. By:/s/David Van Andel Name: David Van Andel Title: Chairman, Board of Directors Date: April 26, 2018	/s/Naomi Whittel Naomi Whittel Date: April 26, 2018

Twinlab Consolidation Corporation

By: /s/ Al Gever

Name:      Alan Gever

Title:      CFO/COO

Date:      April 27, 2018

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